EXHIBIT 31.2

CERTIFICATION

I, Humberto P. Alfonso, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of The Hershey Company; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ HUMBERTO P. ALFONSO
Humberto P. Alfonso
Chief Financial Officer
March 19, 2012